EXHIBIT 99

                                      PROXY

                        HEART OF GEORGIA BANCSHARES, INC.

                         SPECIAL MEETING OF SHAREHOLDERS

         The undersigned hereby constitutes and appoints Donald M. Thigpen and Robert E. Thigpen, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Heart of Georgia Bancshares, Inc., a Georgia corporation ("Heart"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Heart Shareholders to be held at the main office of Mount Vernon Bank located at 101 Railroad Avenue, Mount Vernon, Georgia, on ____________, October __, 1998, at ____ a.m., local time, and at any adjournment or postponement thereof (the
"Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, dated October __, 1998, the receipt of which is acknowledged in the manner specified below.

1. Merger. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of August 19, 1998 (the "Merger Agreement"), by and between FLAG Financial Corporation ("FLAG") and Heart pursuant to which
         (i) Heart will merge (the "Merger") with and into FLAG, and (ii) each share of the $1.00 par value common stock of Heart ("Heart Common Stock") issued and outstanding at the effective time of the Merger will be exchanged for 2.025 shares of $1.00 par value common stock of FLAG ("FLAG Common Stock").

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]


2. In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

         Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     DATED:________________________ , 1998


                                     ______________________________________
                                                   Signature

                                     ______________________________________
                                            Signature if held jointly

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HEART OF GEORGIA BANCSHARES, INC., AND MAY BE REVOKED PRIOR TO ITS EXERCISE.